EXHIBIT 1



               SOUTHWESTERN ELECTRIC POWER COMPANY
               RATIO OF EARNINGS TO FIXED CHARGES
            FOR THE TWELVE MONTHS ENDED JUNE 30, 1994
                    (Thousands except Ratio)
                           (Unaudited)



Operating Income                                           $123,669

Adjustments
       Federal and state income taxes                        42,895
       Provision for deferred Federal
         and state income taxes                              (2,348)
       Deferred investment tax credits                       (4,993)
       Other income and deductions                            4,846
      Allowance for borrowed and equity
        funds used during construction                        3,614
      Interest portion of financing leases                    2,415

                   Earnings                                $170,098


Fixed Charges:
        Interest  on  long-term  debt                      $ 42,254
        Amortization of debt issuance cost                    3,476
        Other interest                                        1,767
        Interest portion of financing leases                  2,415

               Fixed   Charges                             $ 49,912

Ratio of Earnings to Fixed Charges                             3.41